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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

     The Chase Manhattan Corporation (To Be Renamed J.P. Morgan Chase & Co.)
             (Exact name of registrant as specified in its charter)

                Delaware                                13-2624428
(State of incorporation or organization)   (I.R.S. Employer Identification No.)
            270 Park Avenue,
             New York, New York                           10017
(Address of principal executive offices)                (Zip Code)

        Securities to be registered pursuant to Section 12(b) of the Act:

                                                          Name of each exchange on which
    Title of each class to be so registered               each class is to be registered

------------------------------------------------     -------------------------------------------
Guarantee of the Commodity-Indexed Preferred                American Stock Exchange
Securities, Series B, of J.P. Morgan Index
Funding Company I; and the Related Note
Guarantee of the Related Note Due March 4, 2002
of Morgan Guaranty Trust Company


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.[X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.[ ]

Securities Act registration statement file number to which this form relates:
333-38633 and 333-38633-01


        Securities to be registered pursuant to Section 12(g) of the Act:

 ------------------------------------------------------------------------------
                                      None
                                (Title of Class)
 ===============================================================================

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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

           The securities of The Chase Manhattan Corporation (the "Registrant") to be registered hereunder (collectively, the "Securities") are as follows:

                      (i) the guarantee of the Registrant, as successor by merger to J.P. Morgan & Co. Incorporated ("J.P. Morgan") in the Merger referred to below (the "Guarantee"), pursuant to the Guarantee Agreement, dated as of March 3, 1999, between J.P. Morgan and U.S. Bank Trust National Association ("USBT"), as Guarantee Trustee, for the benefit of the holders of the Commodity-Indexed Preferred Securities, Series B (the "Preferred Securities"), of J.P. Morgan Index Funding I, a Delaware business trust (the "Trust"); and

                      (ii) the guarantee of the Registrant, as successor by merger to J.P. Morgan in the Merger referred to below (the "Related Note Guarantee"), pursuant to the Related Note Guarantee Agreement, dated as of March 3, 1999, executed by J.P. Morgan in favor of USBT, as Property Trustee of the Trust and as the holder of the Related Notes referred to therein.

           Pursuant to an Agreement and Plan of Merger, dated as of September 12, 2000, between the Registrant and J.P. Morgan, J.P. Morgan will merge with and into the Registrant (the "Merger"). The Registrant will be the surviving corporation in the Merger and will continue its corporate existence under Delaware law under the name J.P. Morgan Chase & Co. Upon effectiveness of there Merger, the Registrant will succeed to all of the obligations of J.P. Morgan in respect of the Securities. The Preferred Securities of the Trust will remain outstanding following the Merger.

           A description of the Securities is set forth under the captions "Description of the Guarantee" and "Description of the Related Note Guarantee" in the prospectus, dated July 14, 1998, contained in the Registration Statement on Form S-3 of J.P. Morgan and the Trust (File Nos. 333-38633 and 333-38633-01) (the "Registration Statement") and under the captions "Description of the Guarantee," "Description of the Related Note Guarantee," and "Effect of Obligations Under the Guarantee, the Related Note Guarantee and the Related Note" in the prospectus supplement, dated February 25, 1999, to that prospectus. Such description is incorporated herein by reference.

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ITEM 2. EXHIBITS.

4.1               Restated Certificate of Trust of the Trust (incorporated by reference to
                  Exhibit 3(a)(2) to the Registration Statement)
4.2               Amended and Restated Declaration of Trust of the Trust (incorporated by reference to Exhibit 3(b)(2) to the Registration Statement)
4.3               Form of Certificates for Preferred Securities (incorporated by reference to
                  Exhibit 4(a)(1) to the Registration Statement)
4.4               Form of Guarantee agreement (incorporated by reference to Exhibit 4(b)(2) to the Registration Statement)
4.5               Form of Related Note Guarantee agreement (incorporated by reference to
                  Exhibit 4(c) to the Registration Statement)
4.6               Form of Related Note (incorporated by reference to Exhibit 4(d) to the
                  Registration Statement)










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                                    SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DATED:  December 20, 2000

                                       THE CHASE MANHATTAN CORPORATION
                                       (To Be Renamed J.P. Morgan Chase & Co.)



                                            By: /s/ Anthony J. Horan
                                                -------------------------------
                                               Name:  Anthony J. Horan
                                               Title: Secretary













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

                                  EXHIBIT INDEX

4.1               Restated Certificate of Trust of the Trust (incorporated by reference to
                  Exhibit 3(a)(2) to the Registration Statement)
4.2               Amended and Restated Declaration of Trust of the Trust (incorporated by reference to Exhibit 3(b)(2) to the Registration Statement)
4.3               Form of Certificates Preferred Securities (incorporated by reference to
                  Exhibit 4(a)(1) to the Registration Statement)
4.4               Form of Guarantee agreement (incorporated by reference to Exhibit 4(b)(2) to the Registration Statement)
4.5               Form of Related Note Guarantee agreement (incorporated by reference to
                  Exhibit 4(c) to the Registration Statement)
4.6               Form of Related Note (incorporated by reference to Exhibit 4(d) to the
                  Registration Statement)





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